Exhibit 99.1

PRELIMINARY COPY

YOUBET.COM, INC.

2600 West Olive Avenue, 5th floor

Burbank, California 91505

This Proxy is Solicited on Behalf of the Board of Directors

The undersigned hereby appoints [—] and [—] as proxies, each with the power to appoint his substitute, and hereby authorizes them, and each of them acting singly, to represent and vote, as designated below, all the shares of common stock, par value $0.001 per share, of Youbet.com, Inc., a Delaware corporation (the “Company”) held of record by the undersigned at the close of business on [—], 20[—] at the Special Meeting of Stockholders to be held [—], 2010, promptly at [—] [—].m. local time at [—], located at [—], or any adjournment or postponement thereof (the “Special Meeting”), and authorizes and instructs said proxies to vote in the manner directed below.

Please specify your vote by checking the box above your choice for each of the proposals.

1.	To adopt the Agreement and Plan of Merger, dated as of November 11, 2009, among the Company, Churchill Downs Incorporated (“CDI”), Tomahawk Merger Corp. (“Merger Sub”), a wholly owned subsidiary of CDI, and Tomahawk Merger LLC (“Merger LLC”), a wholly owned subsidiary of CDI, pursuant to which Merger Sub will merge with and into the Company and the surviving corporation will merge with and into Merger LLC, with Merger LLC surviving the subsequent merger (the “Merger Proposal”).

☐	☐	☐
FOR	AGAINST	ABSTAIN

2.	The adjournment of the Special Meeting, if necessary, if a quorum is present, to solicit additional proxies if there are not sufficient votes in favor of Proposal No. 1. (the “Adjournment Proposal”).

☐	☐	☐
FOR	AGAINST	ABSTAIN

This proxy, when properly executed, will be voted in the manner directed by the undersigned stockholder. If no direction is made, this proxy will be voted FOR all of the proposals set forth above. In their discretion, the proxies are authorized to vote upon such other matters as may properly come before the Special Meeting. If you wish to vote by telephone or via the Internet, please read the directions on the reverse side.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE MERGER PROPOSAL AND “FOR” THE ADJOURNMENT PROPOSAL.

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

Please sign exactly as your name appears above. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by the President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

Signature

Signature if held jointly

Dated: [—], 20[—]

YOUR VOTE IS IMPORTANT! YOU CAN VOTE YOUR PROXY IN ONE OF THREE WAYS:

•	By Mail: By completing the enclosed proxy card, signing and dating it and mailing it in the enclosed post-prepaid envelope.

•

By Telephone: By following the instructions on your proxy card. The telephone number is toll-free, so voting by telephone is at no cost to you. If you vote by telephone, you do not need to return your proxy card. The number is [—].

•	On the Internet: By following the instructions on your proxy card and the onscreen instructions at the website www.[—]. If you vote via the Internet, you do not need to return your proxy card.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE SPECIAL MEETING:

This proxy statement/prospectus is available at: [—].